                                                                     EXHIBIT 5.1
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                     OPINION AND CONSENT OF HARRIS BEACH LLP
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                                 April 19, 2001

Electric Fuel Corporation
632 Broadway, Suite 301
New York, New York 10012


         Re:      Registration Statement on Form S-3
                  Common Stock and/or Warrants to Purchase
                  Common Stock of Electric Fuel Corporation


Ladies and Gentlemen:

         We are acting as legal counsel to Electric Fuel Corporation, a Delaware corporation (the "Company"), in connection with the registration of shares of common stock, par value of $.01 per share, of the Company ("Common Stock"), and warrants to purchase Common Stock ("Warrants"), as contemplated by the Company's Registration Statement on Form S-3, in an aggregate amount of up to $15,000,000, as may be amended from time to time (the "Registration Statement").

         In connection with this opinion, we have relied upon the representations and/or certificates of the officers of the Company, and we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Restated Certificate of Incorporation, and Bylaws, as amended, of the Company; and (ii) the Registration Statement and the exhibits thereto.

         Based on such examination and on the assumptions set forth below, we are of the opinion that (i) the Common Stock being registered pursuant to the Registration Statement (including shares of Common Stock issuable upon the exercise of Warrants being registered pursuant to the Registration Statement), when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors may determine (and, if applicable, in accordance with the terms of the Warrant related thereto), will be validly issued, fully paid, and non-assessable, and
(ii) the Warrants being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors may determine, will be duly and validly authorized and issued and will be valid and binding obligations of the Company.

         In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective;
(ii) a Prospectus Supplement describing the Common Stock and/or Warrants offered pursuant to the Registration Statement (the "Offered Securities") will have been filed with the Securities and Exchange Commission (the "Commission"); (iii) the definitive terms of any Offered Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Restated Certificate of Incorporation, the Company's Bylaws, and applicable law; (iv) any Common Stock (including shares of Common Stock issuable upon the exercise of the Warrants being registered pursuant to the Registration Statement) will have been duly authorized and reserved for issuance, in each case within the limits of such Common Stock then remaining authorized but unissued; (v) resolutions authorizing the Company to issue, offer and sell the Offered Securities will have been validly adopted by the Company's Board of Directors and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company; (vi) resolutions authorizing any issue that requires approval of shareholders pursuant to the corporate governance requirements of the Nasdaq Stock Market will have been validly adopted by the shareholders of the Company; (vii) any subscription agreement or other agreement upon which approval of the Company's Board of Directors for issuance of Common Stock is predicated will have been duly authorized, executed and delivered by the prospective pur-chaser of such Common Stock; (viii) each Warrant will have been duly authorized, executed and delivered by the holder thereof; and (ix) all Offered Securities will be issued in compliance with applicable federal and state securities laws.

         The opinions set forth above are subject to the following qualifications:

         (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

         (b) In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any state, or as to any matter subject to such laws, other than the current laws of the States of New York and Delaware.

         (c) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         (d) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. However, this opinion is furnished only for your benefit and may not be relied upon by any other person or entity without our express prior written consent. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist, and we have assumed no obligation to update or supplement this opinion.

                                          HARRIS BEACH LLP


                                          /s/ HARRIS BEACH LLP